Exhibit 16.1

2500 Acton Road Birmingham, AL 35243 205.979.4100 warrenaverett.com

July 17, 2019

U.S. Securities and Exchange Commission

Office of the Chief Accountant

1000 F Street N.E.

Washington, DC 20549

Re:	Repay Holdings Corporation
File No. 001-38531

Dear Sir or Madam:

We have read the disclosure under the heading “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure” in Item 2.01 of the Current Report on Form 8-K of Repay Holdings Corporation (Registrant), dated July 17, 2019, and agree with the statements concerning our Firm set forth therein.

Sincerely,

/s/ Warren Averett, LLC
Birmingham, Alabama